                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Amwest Insurance
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                         AMWEST INSURANCE GROUP, INC.
                            5230 Las Virgenes Road
                          Calabasas, California 91302

                                 _____________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 19, 2000

                                 _____________


To the Stockholders of
Amwest Insurance Group, Inc.:

     The Annual Meeting of Stockholders of Amwest Insurance Group, Inc. (the "Company") will be held at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, on Friday, May 19, 2000, at 9:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

       (1) A proposal to elect four directors to serve three-year terms ending in 2003, or until their successors are elected and qualified; and

       (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 7, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                        By Order of the Board of Directors


                                        /s/ Richard H. Savage


                                        Richard H. Savage
                                        Chairman of the Board

Calabasas, California
April 12, 2000

                         AMWEST INSURANCE GROUP, INC.
                            5230 Las Virgenes Road
                          Calabasas, California 91302

                               _________________

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 19, 2000

                               _________________

                      GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 18, 2000 in connection with the solicitation of proxies by and on behalf of the Board of Directors of Amwest Insurance Group, Inc., a Delaware corporation ("Amwest" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Friday, May 19, 2000 at 9:00 a.m., Los Angeles time, at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph, fax, or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

                            RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof. As of April 7, 2000, 4,333,093 shares of Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at PO Box 4500, Woodland Hills, California 91365-4500, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

  Each stockholder is entitled to one vote per share on all matters coming before the 2000 Annual Meeting, except for the election of directors. In the election of directors, a stockholder in person or by proxy is entitled by the Company's Restated Certificate of Incorporation to exercise "cumulative" voting rights; that is, he/she is entitled to cast as many votes as equals the number of his/her shares multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner as he/she may see fit. For convenience sake, the proxy holders do not presently intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other presently unexpected circumstances. If any stockholder gives notice at the meeting of his/her intention to cumulate votes, then all stockholders will have the right to elect directors from nominees by cumulative voting.

  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of April 7, 2000, or as of the date otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company ("Named Officers") and (iv) all directors and officers as a group.

                                                                 Number of Shares              Percent of Shares
                Name or Identity of Group                     Beneficially Owned (1)            Outstanding (20)
                -------------------------                     ----------------------            ----------------
  Directors and Named Officers:
    Richard H. Savage.....................................           1,002,766 (2)(3)(4)             23.11%
    John E. Savage........................................             206,209 (5)                    4.70%
    Guy A. Main...........................................             611,318 (6)(7)                14.09%
    Steven R. Kay.........................................              63,785 (8)                    1.46%
    Neil F. Pont..........................................              49,845 (9)                    1.14%
    Thomas R. Bennett.....................................              23,872 (10)                    (21)
    Bruce A. Bunner.......................................              15,100 (11)                    (21)
    Robert W. Kleinschmidt................................              28,607 (12)                    (21)
    Arthur F. Melton......................................              74,148 (13)                   1.69%
    Roland D. Miller......................................               3,496 (14)                    (21)
    Charles L. Schultz....................................              15,100 (15)                    (21)
  All Directors and Officers as a group (11 persons)......           2,094,246                       45.47%
  Other Principal Stockholders:
    Savage (1999) Limited Partnership.....................             152,790 (3)(4)                 3.53%
    5230 Las Virgenes Road
    Calabasas, CA 91302
    Savage Diversified, Inc...............................             843,177 (4)                   19.46%
    5230 Las Virgenes Road
    Calabasas, CA 91302
    Main Family Trust.....................................             593,175 (7)                   13.69%
    1405 Via Margarita
    Palos Verdes Estates, CA 90274
    Dimensional Fund Advisors Inc.........................             272,796 (16)                   6.30%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401
    Heartland Advisors, Inc...............................             325,810 (17)                   7.52%
    790 North Milwaukee Street
    Milwaukee, WI 53202
    Markel Corporation....................................             259,061 (18)                   5.98%
    4551 Cox Road
    Glen Allen, Virginia 23060
    Wellington Management Company, LLP....................             232,000 (19)                   5.35%
    75 State Street
    Boston, MA 02109

(1) Based on information furnished by the persons named. The persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise stated.

(2) Of the shares beneficially owned by Richard H. Savage: (1) 152,790 shares represent shares owned by the Savage Family Trust for which Mr. Savage serves as Trustee; and (2) 843,177 shares represent shares owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by the Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power over shares owned by such trust. In addition, 6,799 shares shown as beneficially owned by Richard H. Savage represent shares which may be acquired by Richard H. Savage within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(3) The Savage (1999) Limited Partnership owns 152,790 shares of Common Stock. Pursuant to the terms of the Savage (1999) Limited Partnership, Richard H. Savage maintains sole voting and investment power with respect to these shares. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in Note 2.

(4) Of the shares beneficially owned by Richard H. Savage, 843,177 shares are owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power of such trust. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in Note 2.

(5) John E. Savage serves as Trustee of the following Trusts: (1) Savage Family Stock Trust FBO Sandra Lee Savage which owns 23,567 shares of Common Stock;
     (2) Savage Family Stock Trust FBO Lorraine Ann Savage which owns 23,567 shares of Common Stock; and (3) Savage Family Stock Trust FBO Geraldine K. Thuresson which owns 23,569 shares of Common Stock. John E. Savage owns 76,844 shares of Common Stock. In addition, 58,662 shares shown as beneficially owned by John E. Savage represent shares which may be acquired by John E. Savage within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(6) Of the shares beneficially owned by Guy A. Main: (1) 593,175 shares represent shares owned by the Main Family Trust for which Mr. Main and his wife serve as Trustee; and (2) 12,100 shares represent shares which Mr. Main holds directly. In addition, 6,043 shares shown as beneficially owned by Guy A. Main represent shares which may be acquired by Guy A. Main within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(7) The Main Family Trust owns 593,175 shares of Common Stock. Guy A. Main and his wife share voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Guy A. Main as set forth in Note 6.

(8) Of the shares beneficially owned by Steven R. Kay: (1) 16,463 shares represent shares that are directly owned by Steven R. Kay; (2) 605 shares represent shares that are indirectly held through his wife; (3) 242 shares represent shares that are indirectly held through his son; and (4) 46,475 shares represent shares which may be acquired by Steven R. Kay within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(9) Of the shares beneficially owned by Neil F. Pont: (1) 5,360 shares represent shares that are directly owned by Neil F. Pont; and (2) 44,485 shares represent shares which may be acquired by Neil F. Pont within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(10) Of the shares beneficially owned by Thomas R. Bennett: (1) 2,722 shares represent shares that are jointly owned by Thomas R. Bennett and his wife; and (2) 21,150 shares represent shares which may be acquired by Thomas R. Bennett within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(11) Of the shares beneficially owned by Bruce A. Bunner, all 15,100 shares represent shares which may be acquired by Bruce A. Bunner within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(12) Of the shares beneficially owned by Robert W. Kleinschmidt: (1) 25,595 shares represent shares that are directly owned by Robert W. Kleinschmidt; and (2) 3,012 shares represent shares which may be acquired by Robert W. Kleinschmidt within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's 1998 Stock Incentive Plan.

(13) Of the shares beneficially owned by Arthur F. Melton: (1) 3,509 shares represent shares that are jointly owned by Arthur F. Melton and his wife;
     (2) 18,150 shares represent shares that are directly owned by Arthur F. Melton; and (3) 52,489 shares represent shares which may be acquired by Arthur F. Melton within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Stock Option Plan, the Company's Non-Employee Director Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(14) Of the shares beneficially owned by Roland D. Miller: (1) 484 shares represent shares that are directly owned by Roland D. Miller; and (2) 3,012 shares represent shares which may be acquired by Roland D. Miller within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's 1998 Stock Incentive Plan.

(15) Of the shares beneficially owned by Charles L. Schultz, all 15,100 shares represent shares which may be acquired by Charles L. Schultz within sixty days of April 7, 2000, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan and the Company's 1998 Stock Incentive Plan.

(16) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 272,796 shares of Amwest Common Stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(17) Based solely upon information contained in Amendment No. 5 to a Schedule 13G filed January 18, 2000 received by the Company from Heartland Advisors, Inc. ("Heartland"). The filing states that Heartland has sole voting power over 83,810 and sole dispositive power over 325,810 shares.

(18) Based solely upon information contained in Amendment No. 4 to a Schedule 13G filed February 12, 1999 received by the Company from Markel Corporation ("Markel"). The filing states that Markel has sole voting power over 223,245 shares, sole dispositive power over 223,245 shares and shared dispositive power over 35,816 shares.

(19) Based solely upon information contained in a Schedule 13G filed February 11, 2000 received by the Company from Wellington Management Company, LLP. The filing states that Wellington Management Company, LLP, an investment adviser to its subsidiary Wellington Trust Company, NA has shared voting and dispositive power over 232,000 shares.

(20) Based on 4,333,093 shares of Common Stock outstanding as of April 7, 2000. See "Record Date and Voting."

(21) Less than 1% of the shares of Common Stock outstanding.


                             ELECTION OF DIRECTORS

     Under the Restated Certificate of Incorporation and the Bylaws (as amended) of the Company, which provide for a "classified" Board of Directors, four (4) directors out of a total of eleven (11) are to be elected at the 2000 Annual Meeting of Stockholders to serve three-year terms expiring at the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the proxy will be voted to re-elect Richard H. Savage, Steven R. Kay, Neil F. Pont and Charles L. Schultz to three-year terms, each to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees and each director whose term of office will continue after the 2000 Annual Meeting of Stockholders is set forth below:

       Nominees for Election at the 2000 Annual Meeting of Stockholders

                                                                                        Current       New
                                                                           Director      Term        Term
          Name             Age         Position with Company                Since       Expires     Expires
          ----             ---         ---------------------                -----       -------     -------
Richard H. Savage........   80  Chairman of the Board and Director           1970         2000        2003
Steven R. Kay............   46  Senior Vice President, Chief Financial       1992         2000        2003
                                 Officer, Treasurer and Director
Neil F. Pont.............   54  Senior Vice President and Director           1998         2000        2003
Charles L. Schultz.......   72  Director                                     1995         2000        2003

                   Incumbent Directors Whose Terms of Office
            Continue After the 2000 Annual Meeting of Stockholders

                                                                                        Current
                                                                           Director      Term
          Name             Age         Position with Company                Since       Expires
          ----             ---         ---------------------                -----       -------
John E. Savage...........   47   Chief Executive Officer, President,         1976         2002
                                  Chief Operating Officer and Director
Thomas R. Bennett........   73   Director                                    1985         2002
Bruce A. Bunner..........   66   Director                                    1995         2001
Robert W. Kleinschmidt...   50   Director                                    1998         2001
Guy A. Main..............   63   Director                                    1996         2002
Arthur F. Melton.........   45   Director                                    1986         2001
Roland D. Miller.........   72   Director                                    1998         2001

                     Principal Occupations of Nominees and
                  Continuing Directors During Last Five Years

  Richard H. Savage entered the surety business in 1958 by forming a general agency, which specialized in the sale of bail bonds. The business evolved into the surety insurance business when Amwest Surety was licensed as an insurer in December, 1976. Mr. Savage has served as Chairman, Director, Chief Executive Officer (and since 1992 as Co-Chief Executive Officer) of the Company since its organization in 1970. With his retirement from active employment in May 1999, Mr. Savage relinquished his Co-Chief Executive Officer position but will continue to serve as Chairman. Richard H. Savage is the father of John E. Savage.

  John E. Savage joined the Company in 1975 as Vice President and became a Director of the Company in December, 1976. He became Secretary and Assistant Treasurer of the Company in October, 1985. Mr. Savage managed the Court Division from 1975 to 1980 and managed the Woodland Hills Branch from 1980 to 1985. He managed the Underwriting Department from 1985 to 1987. He became a Senior Vice President in September, 1987, President and Chief Operating Officer in February, 1990, Co-Chief Executive Officer in November, 1992 and Chief Executive Officer in May 1999. He relinquished his titles of Secretary and Assistant Treasurer in May, 1993. John E. Savage is the son of Richard H. Savage.

  Guy A. Main joined the Company in March 1996 as Executive Vice President and Director upon consummation of the merger between the Company and Condor Services, Inc. ("Condor"). Mr. Main also served as Chairman and President of Condor Insurance Company. Mr. Main retired effective May 1999 but will continue to serve as a Director. Previously, Mr. Main was Chairman of the Board and President of Condor's predecessor, Interstate Program Managers, Inc., since its founding in 1974. He became Chairman of the Board and President of Condor in November 1988. From 1972 to 1974, he served as Executive Vice President of Garrett, Bromfield Corporation, insurance managing general agents. From 1957 to 1972, Mr. Main served in various capacities in underwriting and management of several insurance companies.

  Steven R. Kay joined the Company in April, 1992 as Senior Vice President, Chief Financial Officer, Treasurer and Director. From 1977 he served in various positions with KPMG LLP and served as an Audit Partner for KPMG LLP from 1987 until April, 1992.

  Neil F. Pont joined the Company in November, 1991 as Senior Vice President. During 1991, he served as a retained consultant following his tenure from 1987 to 1991 with Imperial Corporation of America, where he served in various executive management positions, including Executive Vice President Retail Bank, board member First Imperial Investor Services, an investment broker dealer, and Imperial Insurance Agency. Effective August 1997, Mr. Pont was elected to the positions of Senior Vice President and Director of the Company after previously relinquishing these positions effective February 1997.

  Thomas R. Bennett became a Director of the Company in October, 1985. Mr. Bennett is currently retired but has served at various times as an independent financial consultant. From May 1987 to November 1987, Mr. Bennett served as Senior Vice President, Treasurer and Director of Technology Applications, Inc. From 1983 to 1987, Mr. Bennett served as Vice President and Treasurer of ERC International, Inc.

  Bruce A. Bunner became a Director of the Company in November 1995. Since his retirement in 1994 as Chairman of Centre Reinsurance Company of New York, Mr. Bunner has accepted the position of President of Financial Structures Ltd., a financial services firm. Previously, he served with KPMG LLP for 22 years. In addition, Mr. Bunner served as California State Insurance Commissioner from 1983 to 1986. Mr. Bunner is also a member of the Board of Directors of Mercury Insurance Group, Inc., a property and casualty insurer specializing in automobile coverages and InsWeb Corporation, an online insurance marketplace.

  Robert W. Kleinschmidt became a Director of the Company in May 1998. Mr. Kleinschmidt has served as President of Tocqueville Asset Management, LP, an investment management company since January 1994 and Managing Director since June 1991. From 1978 to 1991, Mr. Kleinschmidt was Senior Partner of David J. Green and Company, an investment management company. Mr. Kleinschmidt was a member of the Board of Directors of Condor Services, Inc. whose merger with the Company was consummated on March 14, 1996.

  Arthur F. Melton became a Director of the Company in August 1986, became a Senior Vice President of the Company in November 1990 and resigned from this position in November 1996. Mr. Melton is currently a Director of Fresh International Corporation, an agribusiness holding company, and its subsidiaries, including Fresh Express Farms, TransFresh Corporation and Bruce Church, Inc. Mr. Melton was the Director of Finance and Administration of Industrial Tools, Inc. from 1985 to November, 1990.

  Roland D. Miller became a Director of the Company in May 1998. Mr. Miller served in various capacities including Vice President from April 1970 to September 1982, President from September 1982 to February 1989 and Vice Chairman from February 1989 to July 1992 for National Indemnity Company. Mr. Miller retired effective July 1992. Mr. Miller has served as a director of two of the Company's subsidiaries, Amwest Surety Insurance Company and Far West Insurance Company, since November 1995.

  Charles L. Schultz became a Director of the Company in November 1995. Mr. Schultz was serving as a director of Centris, an insurance company specializing in reinsurance until December 1999 when the company was acquired by HCC Holdings, Inc. and has since retired. Mr. Schultz retired in 1993 as Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc. where he had served for 19 years in various capacities. Previously, Mr. Schultz had been with Great American Insurance Company in senior management positions from 1950 to 1974.

                   CERTAIN INFORMATION CONCERNING THE BOARD
                  OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee, Audit Committee and Investment Committee. The Company does not have a nominating committee of its Board of Directors.

Meeting of the Board of Directors and Committees

  The Board of Directors met 5 times during 1999. Each incumbent director who was a director during 1999 and whose term of office will continue after the Annual Meeting of Stockholders attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  From January to May 1999, the Compensation and Stock Option Committee was composed of Messrs. Jonathan K. Layne (Chairman), Thomas R. Bennett and Arthur
F. Melton. Effective May 1999, the Compensation and Stock Option Committee changed and is now composed of Messrs. Arthur F. Melton (Chairman), Thomas R. Bennett and Charles L. Schultz. This Committee reviews and makes recommendations concerning proposals by management with respect to compensation, bonuses and other benefits and policies respecting such matters for executive and senior officers. This Committee met 5 times during 1999.

  From January to May 1999, the Audit Committee was composed of Messrs. Charles
L. Schultz (Chairman), Bruce A. Bunner, Jonathan K. Layne and Roland D. Miller. Effective May 1999, the Audit Committee changed and is now composed of Messrs. Charles L. Schultz (Chairman), Bruce A. Bunner and Roland D. Miller. This Committee meets regularly with financial management, the internal auditors and the independent certified public accountants of the Company to provide oversight to the financial reporting process and internal control structure. This Committee met 5 times during 1999.

  From January to May 1999, the Investment Committee was composed of Messrs. Steven R. Kay (Chairman), Richard H. Savage, John E. Savage, Guy A. Main, Thomas
R. Bennett, Robert W. Kleinschmidt and Charles L. Schultz. Effective May 1999, the Investment Committee changed and is now composed of Messrs. Steven R. Kay (Chairman), Richard H. Savage, John E. Savage, Guy A. Main, Thomas R. Bennett and Robert W. Kleinschmidt. This Committee reviews the Company's investment portfolio in terms of performance, duration, risk and a variety of other rating criteria and approves investment guidelines. This Committee met once during 1999.

Remuneration of Directors

  All directors are paid $12,000 annually, plus normal and necessary expenses for attending all regular or special meetings of the Board of Directors, irrespective of the number of such regular or special meetings attended by such Board members. During 1999, each director who was not an officer of the Company was also paid $750 per in-person Board meeting attended plus $500 per committee meeting attended, plus normal and necessary expenses for attending such meetings. In addition, each director is eligible to receive reimbursement in an annual amount up to $1,500 for expenses relating to annual physical examinations. Directors are also eligible to receive stock options under the 1998 Stock Incentive Plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

                      Name            Age                   Position
                      ----            ---                   --------
John E. Savage....................     47    Chief Executive Officer, President and
                                               Chief Operating Officer
Steven R. Kay.....................     46    Senior Vice President, Chief Financial Officer
                                               and Treasurer
Neil F. Pont......................     54    Senior Vice President

  See "Principal Occupations of Nominees and Continuing Directors During Last Five Years" for information regarding the Company's executive officers.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The Company believes that shareholders should be provided information about executive compensation that is easier to understand, more relevant and consistent with the proxy rules of the Securities and Exchange Commission. The following table sets forth the compensation paid by the Company and its subsidiaries to each of the Named Officers for services rendered in all capacities to the Company and its subsidiaries for the three fiscal years ended December 31, 1999, 1998 and 1997. Richard H. Savage served as Co-Chief Executive Officer through May 1999 and Guy A. Main served as Executive Vice President through May 1999.


                          SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                              Annual Compensation              Compensation
                                                              -------------------              ------------
                                                                                                Securities
                    Name                                                           Other        Underlying           All
                     and                                                          Annual         Options/           Other
                  Principal                          Salary (1)  Bonus (2)   Compensation (3)      SARs       Compensation (4)
                   Position                    Year     ($)         ($)            ($)             (#)              ($)
                   --------                    ---      ---         ---            ---             ---              ---
Richard H. Savage............................  1999    355,642         --            --            3,000            4,185
Chairman of the Board                          1998    346,642     88,017            --            3,025            4,533
                                               1997    337,997    103,106            --            3,025            4,533

John E. Savage...............................  1999    297,106         --        30,169(5)         7,150            5,000
Chief Executive Officer, President and         1998    270,000    105,121            --            7,150            4,992
  Chief Operating Officer                      1997    270,000     41,310            --            7,865            4,750

Guy A. Main..................................  1999    270,300         --            --            3,000            4,798
Executive Vice President                       1998    268,442         --        30,545(6)         3,025            4,961
                                               1997    263,399     16,894        29,734(7)         3,025            4,750

Steven R. Kay................................  1999    210,731         --        24,468(8)         5,500            5,000
Senior Vice President, Chief                   1998    206,001     39,230        25,800(9)         5,500            9,559
  Financial Officer and Treasurer              1997    196,560     45,111            --            6,050           18,176(10)

Neil F. Pont.................................  1999    206,593         --        21,779(11)        5,500           16,194(12)
Senior Vice President                          1998    202,305     38,526            --            5,500            4,862
                                               1997    196,560     45,111            --            6,050           33,391(13)

  (1) Includes directors' fees of $12,000 for each of the years indicated.

  (2) Includes incentive compensation earned and accrued during the fiscal years indicated and paid subsequent to the end of each fiscal year.

(3) Except where indicated, all Named Officers receive certain perquisites such as paid premiums on additional life insurance, automobile allowances and the expense associated with the use of these automobiles. Except as otherwise disclosed, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(4) The matching contributions made by the Company under the provisions of its 401(k) Plan are included in this column.

(5) The amount indicated for Mr. Savage includes $15,791 in automobile expenses, $6,061 for country club memberships and $3,054 in medical benefits.

(6) The amount indicated for Mr. Main includes a $14,400 automobile allowance, $8,100 for country club memberships and $3,015 for automobile expenses.

(7) The amount indicated for Mr. Main includes a $14,400 automobile allowance, $8,100 for country club memberships and $2,488 for automobile expenses.

(8) The amount indicated for Mr. Kay includes a $14,400 automobile allowance, $5,791 for country club memberships and $2,400 for automobile expenses.

(9) The amount indicated for Mr. Kay includes a $14,400 automobile allowance, $5,590 for a country club membership and $3,086 for automobile expenses.

(10) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $13,426 relating to cash received in-lieu of vacation benefits.

(11) The amount indicated for Mr. Pont includes a $14,400 automobile allowance, $3,551 for a country club membership and $1,817 for automobile expenses.

(12) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $11,194 relating to cash received in-lieu of vacation benefits.

(13) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $28,641 relating to cash received in-lieu of vacation benefits.


Employment Agreement

  The Company and Mr. Main entered into an employment agreement commencing on March 14, 1996 and continuing for a period of four years providing Mr. Main to be employed as Executive Vice President of the Company and Chairman and President of Condor Insurance Company. On October 8, 1999, the Company and Mr. Main entered into an employment severance agreement whereby Mr. Main will continue to receive the salary and benefits pursuant to the March 14, 1996 employment agreement until the expiration of the employment agreement on March 14, 2000. After March 14, 2000, as long as Mr. Main remains a member of the Board of Directors, he will continue to receive all benefits enjoyed by incumbent directors, as well as, selected other benefits including medical, dental and optimetric care under the Company's benefit plans through October 31, 2002.


Severance Agreements

  The Company has entered into a severance agreement ("Severance Agreement") with each of Messrs. John E. Savage, Steven R. Kay and Neil F. Pont to provide an incentive for such officers to continue their employment following any "Change in Control" of the Company, thereby helping ensure continuity of the Company's business by mitigating concerns about job security that could affect management objectivity under such circumstances.

  Each Severance Agreement generally provides that if, after a "Change in Control" of the Company, the officer terminates his employment with the Company for "Good Reason" (as defined in the Severance Agreement) or the Company terminates the officer's employment for any reason other than "Cause" (as defined in the Severance Agreement) or the death, disability or retirement (in accordance with retirement policies in effect before such Change in Control) of the officer, the Company shall (1) pay the officer severance compensation equal to 2.99 times his average annual compensation (including bonuses) over the five most recent years ending before the Change in Control, and (2) provide the officer, for three years thereafter, insurance benefits substantially similar to those he received immediately prior to his termination. In the event that such payments, alone or together with other payments to be received by the officer from the Company, would not be deductible in whole or in part by the Company, then such payments shall be reduced to the largest amount that would be deductible by the Company. If the officer is required to pay the excise taxes imposed by Section 4999 of the Internal Revenue Code (or a similar provision of state law) then the Company is obligated to pay to the officer an additional amount equal to the sum of such excise taxes and an amount equal to all taxes, interest and penalties that become payable by the officer as a result of the payment by the Company of such excise taxes.

  Change in Control is defined in the Severance Agreement to include (i) the acquisition by a third party of beneficial ownership of 30% or more of the Company's outstanding voting equity securities (but not including any person who had such beneficial ownership as of May 25, 1989), (ii) the approval by the stockholders of the Company of a liquidation or dissolution of the Company,
(iii) a consolidation or merger of the Company if the Company is not the surviving entity or shares of the Company's Common Stock would be converted into cash, securities or other property (but not including a merger in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), (iv) any sale, lease, exchange or transfer of all or substantially all of the Company's assets, or (v) a change in the membership of the Company's Board of Directors such that during any two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease to constitute a majority thereof (unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period). Each Severance Agreement has an initial term of two years and is automatically renewed for successive two year terms unless determined otherwise by the Board of Directors prior to a Change in Control. Each Severance Agreement terminates five years after a Change in Control.


1998 Stock Incentive Plan

  The 1998 Stock Incentive Plan (the "1998 Plan") currently provides for the reservation of 275,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events. The 1998 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and, with respect to grants of and other determinations affecting Awards intended to qualify as performance-based compensation ("Performance-Based Compensation") within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), is an "outside director" within the meaning of
Section 162(m) of the Code. This Plan may in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise), with respect to any award not intended to qualify as Performance-Based Compensation.

  The Committee, on behalf of the Company, is authorized under the 1998 Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of the 1998 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share ("Common Stock"), of the Company or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  Awards may be granted to (a) any employee of the Company or any of its subsidiaries or affiliates, including any director who is also such an employee,
(b) any consultant of the Company or any of its subsidiaries or affiliates or
(c) any director of the Company who is not an employee of the Company (a "Non-Employee Director"). Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative. Awards may be issued, and Shares may be issued, pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  The 1998 Plan provides that the aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 275,000 and that the aggregate number of shares that may be granted to any one Participant during any calendar year shall not exceed 25,000, subject to adjustment as provided below. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options ("ISO's") and other Awards theretofore granted under this Plan,
(b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which options may be granted to any participant during any one calendar year; provided, however, that no adjustment shall be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

     No Awards shall be made under the 1998 Plan after April 13, 2008. Although Shares may be issued after April 12, 2008 pursuant to Awards made on or prior to such date, no Shares shall be issued under the 1998 Plan after April 11, 2018.


Section 16(b) of the Exchange Act

  The acquisition and disposition of shares of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the Plan may be subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under
Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.


Employee Stock Purchase Plan

  The Employee Stock Purchase Plan (the "Purchase Plan") provides for the reservation of 242,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance to eligible participants. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

  Eligible participants include any employee who has a customary working schedule of more than 20 hours per week and whose customary employment is for more than five months in any calendar year. However, employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company are not eligible to participate. Eligible employees are entitled to purchase shares of Common Stock on a calendar month basis at 92% of the fair market value of the Company's Common Stock on the last business day of a calendar month, defined as the closing price of the Company's Common Stock on the American Stock Exchange (or such other securities market on which the Company's Common Stock is primarily traded).

  The Purchase Plan is administered by a committee comprised of at least two directors which are selected by the Board of Directors (the "Committee"). To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Disinterested Directors.

  As of April 7, 2000, a total of 50,278 shares of Common Stock have been issued pursuant to the Purchase Plan.

Option Grants

  Shown below is further information on grants of stock options pursuant to the Plan during the fiscal year ended December 31, 1999, to the Named Officers. No stock appreciation rights have been granted in connection with options.


                            OPTION/SAR GRANTS TABLE

                     Option/SAR Grants in Last Fiscal Year

                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                             Annual Rates of
                                                                                                               Stock Price
                                                                                                            Appreciation for
                                                                       Individual Grants                     Option Term (1)
                                                                       -----------------                     -------------

                                                   Number of
                                                  Securities
                                                  Underlying      % of Total
                                                   Options/      Options/SARs   Exercise
                                                     SARs         Granted to    or Base
                                                   Granted       Employees in    Price     Expiration
                 Name                                (2)         Fiscal Year     ($/Sh)       Date        5%($)         10%($)
                 ----                               -----        ------------   --------   ----------     ----          ------
Richard H. Savage...............................       3,000(3)           4.7%    9.3125     4/5/2009    17,570         44,525
Chairman of the Board

John E. Savage..................................       7,150(3)          11.1%    9.3125     4/5/2009    41,875        106,118
Chief Executive Officer, President and
  Chief Operating Officer

Guy A. Main.....................................       3,000(3)           4.7%    9.3125     4/5/2009    17,570         44,525
Executive Vice President

Steven R. Kay...................................       5,500(3)           8.6%    9.3125     4/5/2009    32,211         81,629
Senior Vice President, Chief Financial
  Officer and Treasurer

Neil F. Pont....................................       5,500(3)           8.6%    9.3125     4/5/2009    32,211         81,629
Senior Vice President

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown above (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants.

(3) Options were granted on April 5, 1999 at fair market value and become exercisable at the rate of 25% on the first, second, third and fourth anniversary of the grant date, and have a term of 10 years.

Option Exercises and Fiscal Year-End Values

  Shown below is information with respect to exercised and unexercised options to purchase the Company's Common Stock under the Plan.


                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                                           Number of
                                                                                           Securities
                                                                                           Underlying         In-the-Money
                                                                                          Unexercised         Options/SARs
                                                                                          Options/SARs          at FY-End
                                                                                          at FY-End (#)          ($)(1)
                                                                                          ------------           ------

                                                       Shares Acquired       Value
                                                         on Exercise       Realized       Exercisable/        Exercisable/
                Name                                         (#)             ($)         Unexercisable        Unexercisable
                ----                                         --              ---         -------------        -------------
Richard H. Savage............................                --              --         4,536      7,539       --        --
Chairman of the Board

John E. Savage...............................                --              --        52,062     19,471       --        --
Chief Executive Officer, President and
  Chief Operating Officer

Guy A. Main..................................                --              --         3,779      7,539       --        --
Executive Vice President

Steven R. Kay................................                --              --        41,456     14,919       --        --
Senior Vice President, Chief Financial
  Officer and Treasurer

Neil F. Pont.................................                --              --        39,964     14,421       --        --
Senior Vice President


(1) Represents the difference between the closing price of the Company's Common Stock on the AMEX on December 31, 1999 and the exercise price of the options.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "34 Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's common stock, to file with the SEC reports of ownership and changes in ownership of common stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares Section 16(a) forms on behalf of its officers and directors based on the information provided by them.

     Based solely on review of this information, including written representations from its officers and directors that no other reports were required, the Company believes that, during the 1999 fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Report of the Compensation and Stock Option Committee of the Board of Directors

  The Report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Senior Executive Bonus Plan (the "Bonus Plan") and the 1998 Stock Incentive Plan. The Committee is currently comprised of three non-employee members of the Board of Directors.

  The cash compensation of the executive officers of the Company is comprised of two elements: base salary and cash bonuses awarded under the operation of the Bonus Plan. The potential cash bonus awards are intended to comprise a significant portion of each executive's compensation.

Description of the Bonus Plan

  Annual incentives for the CEO are intended to reward him for increasing earnings while maintaining the quality of those earnings. In 1997, the Company commissioned Deloitte & Touche, LLP to perform an executive compensation study intended to provide recommendations on developing an executive incentive plan. The resulting product was the Bonus Plan which provides for short-term cash bonus awards and long-term cash bonus awards paid to the CEO based on the Company's return on equity ("ROE"), which is calculated as the Company's net income divided by beginning stockholders' equity for the fiscal year, subject to adjustments for recapitalization or other extraordinary events. Net income and beginning stockholders' equity is determined by the use of generally accepted accounting principles. The Committee believes that the Bonus Plan aligns annual executive compensation with stockholder interests, by tying the major part of the annual executive bonus payments to the Company's ROE.

  Both short-term and long-term cash bonus provisions for executive officers below the level of CEO use the same benchmarks as established for the CEO, but limit their bonus opportunities to a smaller percentage of their base salaries.

  During 1999, due to the Company's performance no short-term cash bonus awards were earned under the Bonus Plan by executive officers of the Company.

Salary Administration

  The Committee's general policy is to establish base salaries for the executive officers at levels consistent with those being paid by organizations with which the Company is competing for executive talent. The Committee has used a combination of factors in setting and adjusting the base salaries of the executive officers. These factors include available salary data from other insurance companies, relative responsibility and compensation within the Company, the individual's past performance and future potential. Included in the salary data reviewed by the Committee is information obtained from publicly available salary surveys for Insurance Industry executives.

Long-Term Incentives

  It is the Committee's policy to provide long-term incentives to the executives of the Company through the long-term cash bonus program and the annual grant of stock options. This component of the compensation program is intended primarily to motivate executives to improve the long-term market performance of the Company's stock.

  The long-term cash bonus award is based on the same criteria as the short-term cash bonus awards except awards earned are held on account and adjusted at the end of the performance period depending on operating results. The performance period is three (3) years in length, with the first performance period beginning on January

1, 1998 and ending on December 31, 2000. Subsequent performance periods begin annually each January 1 thereafter, until the Bonus Plan is terminated.

  The annual grant of stock options is considered to be an effective incentive for managers to create value for all stockholders. The Committee therefore views stock options as an important component of its long-term performance-based compensation philosophy. Richard H. Savage can only receive Non-Qualified Stock Options ("NQO's") granted at market price. Other executives receive Incentive Stock Options ("ISO's") granted at the current market value, except for John
E. Savage who can elect to receive either ISO's granted at 110% of market value pursuant to Section 422 of the Internal Revenue Code or Non-Qualified Stock Options ("NQO's") granted at market price. Generally, options vest 25% per year over four years and expire after 10 years. The options will only have value to the extent that the Company's stock price increases during that period.

  In recent years, the Committee has operated under a guideline of making annual grants of options in the range of 1.5% to 2.5% of the outstanding stock of the Company. This equates to approximately 60,000 to 100,000 annual grants currently. Within this framework, the Committee determines the allocation of options to be granted each year based on the executive's position in the Company; i.e., the number of options granted is intended to be proportional to an executive's perceived ability to influence the Company's long-term growth and profitability.

  During 1999, the Committee authorized the grant of 64,250 employee stock options, as compared to 66,825 grants in 1998 and 91,355 grants in 1997. Included in the 1999 grants were 24,150 options granted to executive officers of the Company, as detailed in the Option/SAR Grants Table of this Proxy Statement. All of the 1999 options were granted at a per share exercise price of $9.3125.

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under such law, the deduction limit does not apply to payments that qualify as "performance based." To qualify as "performance based," compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment of the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options (e.g., the spread on exercise of non-incentive stock options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.


Dated: April 10, 2000
                                   Compensation and Stock Option Committee
                                   Arthur F. Melton (Chairman)
                                   Thomas R. Bennett
                                   Charles L. Schultz

Compensation Committee Interlocks and Insider Participation

  For the period up to May 1999, directors Layne, Bennett and Melton comprised the Compensation and Stock Option Committee. Mr. Layne vacated his membership on the Compensation and Stock Option Committee effective May 1999 when he decided not to stand for re-election as Director. After May 1999, director Schultz replaced Mr. Layne as a member of the Compensation and Stock Option Committee.

  Mr. Layne is a partner of the law firm Gibson, Dunn and Crutcher LLP that has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.


                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (assuming reinvestment of dividends) against the cumulative total return of the S&P 500 Stock Index and the Property Casualty Insurance Industry Composite Index (in each case also assuming reinvestment of dividends) for the five fiscal years commencing January 1, 1995 and ending December 31, 1999.


                       [PERFORMANCE GRAPH APPEARS HERE]

                                 ------------------------------ FISCAL YEAR ENDING -----------------------------
COMPANY /INDEX/ MARKET           12/30/1994   12/29/1995    12/31/1996   12/31/1997    12/31/1998    12/31/1999
Amwest Insur Grp                    100.00        134.79         123.53      136.86        152.17       88.69

Surety/Title Insurance              100.00        145.09         189.73      281.91        250.32      227.46

S&P Composite                       100.00        137.58         169.17      225.61        290.09      351.13

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG LLP was the Company's independent auditor for fiscal 1999. During fiscal 1999, the Company also engaged KPMG LLP to render certain non-audit professional services involving assistance on tax planning matters, actuarial services and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. KPMG LLP has been selected by the Audit Committee for the current year and the Board of Directors is expected to act upon its recommendation at its next meeting. Stockholder approval is not sought in connection with this election.

  KPMG LLP has served as the Company's independent auditor since 1984. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.


                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Stockholders who wish to present proposals for action at the 2001 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 15, 2000, for inclusion in next year's proxy statement and proxy card.


                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 31, 1999, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 7, 2000.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to Amwest Insurance Group, Inc., PO Box 4500, Woodland Hills, CA 91365-4500, Attention: Investor Relations.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                             By Order of the Board of Directors

                             /s/ Richard H. Savage
                             Richard H. Savage
                             Chairman of the Board

Calabasas, California
April 12, 2000

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PROXY                     AMWEST INSURANCE GROUP, INC.                     PROXY
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2000

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 19, 2000 at 9:00 A.M., Los Angeles time, at its corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2000 Annual Meeting and, revoking all prior Proxies, appoints John E. Savage, Steven R. Kay and Neil F. Pont, and each or any of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Common Stock of the undersigned in Amwest Insurance Group, Inc., at the Annual Meeting of Stockholders to be held on May 19, 2000 and any adjournments or postponements thereof upon the following matters and in the manner designated below:

         THIS PROXY WILL BE VOTED FOR ITEM 1 UNLESS OTHERWISE SPECIFIED

1. ELECTION OF DIRECTORS FOR THE TERMS EXPIRING AS SET FORTH BELOW AND AS DESCRIBED IN THE PROXY STATEMENT:


       [_] FOR all nominees listed below  [_] WITHHOLD AUTHORITY
           (except as marked)                 to vote for all nominees listed

Richard H. Savage (2003), Steven R. Kay (2003), Neil F. Pont (2003), Charles L. Schultz (2003)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

          -----------------------------------------------------------

                          (Continued on reverse side)

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                          (Continued from other side)

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

                                            Please sign as name(s) appears.
                                            Executors, administrators,
                                            guardians, officers of cor-
                                            porations, and others signing in a
                                            fiduciary capacity should state
                                            their full titles as such.

                                            Date:________________________, 2000

                                            ___________________________________

                                            ___________________________________

                  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                                  IN THE ENCLOSED ENVELOPE.

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